EXHIBIT 10.1
CONSULTANCY AGREEMENT
     THIS CONSULTANCY AGREEMENT (“Agreement”) is made as of the 1st day of March, 2008 by and between the Governance Committee of the Board of Directors of McDermott International, Inc. (“Company”), and Francis S. Kalman of 10 Pinewold Circle, Houston, TX 77056 (“Consultant”).
     WHEREAS the Committee wishes to engage the services of the Consultant as specified herein, and the Consultant desires to undertake the rendition of such services:
     NOW, THEREFORE, the parties agree as follows:
Description of Services — As requested by the Committee, the Consultant shall furnish advice, consultation and related services to assist the Committee with the Chief Executive Officer succession planning process, including but not limited to:
–	assisting in an internal and external candidate search and/or evaluation ;
–	meeting with prospective external candidates to provide information regarding McDermott’s organization structure, business and strategic direction;
–	coordinating Board member interviews with prospective candidates;
–	presenting independent view of prospective candidates to the Committee and/or the McDermott Board of Directors;
–	reporting periodically to the Committee;
–	assisting the Committee in negotiating the final candidate compensation package;
–	assisting in final candidate transition to McDermott (if necessary); and
–	any other activities as specifically directed by the Committee.
2.	Status — During the term of this Agreement, Consultant shall be an independent contractor and shall not be an employee of Company. The Company shall not be entitled to exercise supervision over the details or methods of performance by Consultant hereunder or to require adherence to specific procedures in performing services hereunder. Except as provided herein, Consultant shall not be subject to rules or regulations applicable to Company’s employees or any established work schedule or routine or other supervision of or direction by Company, as to hours worked or otherwise, provided, however, that all services rendered hereunder shall be so rendered to the satisfaction of Company. Consultant shall not have authority to obligate the Company to any Agreement or to exercise any supervision or direction over Company’s employees. Since the Consultant is not an employee of the Company, he is not entitled to participate in any of the Company’s employee benefit plans, insurance coverages or programs, or other employee programs. Provided, however,

EXHIBIT 10.1
notwithstanding this Agreement, if the Consultant was previously employed by the Company, the retirement and other benefits that he may be entitled to as a result of said previous employment with the Company shall continue uninterrupted in accordance with the terms and conditions of each respective benefit plan or other program and such benefits shall not be affected by nor have any relationship to this Agreement. In no event will the level of services provided by Consultant under this Agreement exceed 20 percent of the average level of services he performed as an employee over the 36 month period immediately preceding the date of this Agreement.
3.	Compensation — The Consultant’s individual contact shall be the Chairman of the Committee, or his designate, who shall be responsible for transmitting requests for such advice and consultation from the Committee where necessary to enable the Consultant to carry out his responsibilities hereunder. Upon execution of this Agreement, the Consultant shall receive a payment of $100,000. The Consultant shall receive an additional $100,000 upon the earlier of (a) the completion of the assignment (selection of the candidate) or (b) the end of the fourth month of this Agreement. For services rendered beyond the fourth month of the Agreement, Consultant shall receive $55,000 per month on a month-to-month basis, payable at the end of each month. The Company also shall reimburse Consultant actual reasonable costs and expenses of travel, meals and lodging necessarily incurred by the Consultant in rendering services hereunder, but not any other fees, costs, or expenses. The Consultant shall submit a statement for each month in which services are rendered showing costs and expenses payable with respect to services rendered during such month. The Company shall remit to the Consultant the appropriate amount. The Consultant will be responsible for income or other taxes assessed on his receipt of the monthly fee or expense reimbursement from the Company.
4.	Security and Non-Disclosure of Information — The Consultant shall be responsible for, and bear the expense of, compliance with governmental laws and regulations applicable to the procurement, utilization or production of information in connection with the furnishing of services hereunder. The Consultant shall keep secret and confidential such information pertaining to the Company, its activities, products, organization or internal affairs as the Consultant may acquire during the term of the Agreement. The Consultant shall not, during such term, aid any individual or organization in competition with the Company regarding matters or subjects similar or related to those referred to in Section 1 hereof. Consultant agrees that during the term of this Consultant Agreement it will refrain from performing any act or engaging in any course of conduct which has or may reasonably have the effect of demeaning the name or business reputation of the Company or affects adversely or may reasonably affect adversely the Company’s best interests, economic or otherwise. Consultant also acknowledges that applicable securities laws prohibit the trading of Company securities while in possession of any material non-public information, including information concerning the financial condition, results of operations, business or prospects of the Company.
5.	Information — All information, including but not limited to reports, findings, recommendations, plans, data, and memoranda of every description, and all copies thereof, furnished to the Consultant or developed in the course of or relating to the services rendered hereunder shall be the property of the Company and the Consultant shall not retain copies of any such matter or material.
6.	Law — The Consultant will comply with all applicable laws and regulations in the course of his activities on the Company’s behalf. This contract shall be constructed and governed under the laws of the State of Texas.

EXHIBIT 10.1
7.	Code of Business Conduct — The Consultant expressly acknowledges that he has received and reviewed the McDermott International Code of Business Conduct (2006 Printing). The Consultant will conform his activities undertaken for or on behalf of the Company consistent with the principles of the highest ethical behavior as described therein.
8.	Reports — The Consultant agrees that upon request, it will file periodic reports on Consultant’s activities on the Company’s behalf.
9.	Indemnity — Company agrees to protect, hold harmless, defend, and indemnify Consultant from and against any and all claims, suits, and demands, of any kind whatsoever, by whomsoever asserted, as a result of, or arising from, the activities of Consultant under this Agreement; provided however that the Company shall have no liability or responsibility under this provision for any such claim, suit, or demand resulting from the gross negligence or intentional misconduct of Consultant.
10.	Conflict of Interest — The Consultant agrees that it is not presently engaged and will not engage during the term of this Agreement in any activity which might reasonably create a conflict of interest between the Consultant and the Company or which might reasonably and adversely affect the Consultant’s judgment with respect to the business of the Company. Consultant further agrees that it will accept no payment from any competitor or supplier of materials or services, customer, borrower, or lender of the Company.
11.	Term — This Agreement shall be effective through December 31, 2008. Either party may terminate this Agreement upon thirty (30) days advance written notice to the other party. This Agreement will be terminated without further liability or obligation on the part of the Company should the Consultant breach any of the terms or covenants of this Agreement.
12.	General
a.	Failure on the part of either party (the “first party”) to insist on strict compliance by the other with any provisions of this Agreement shall not constitute a waiver of the other party’s obligations in respect thereof, or of the first party’s right hereunder to require strict compliance therein in the future.
b.	This Agreement sets forth the entire understanding of the parties as to the matters included herein, and can be amended or extended only by written Agreement signed by both parties.
c.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and Consultant shall not convey or assign his rights or obligations hereunder without the prior written consent of the Committee.
d.	The obligations set forth in this Agreement are severable and divisible, and any clause or portion not enforceable thereof shall not cause the remainder of such clause or of the other obligations contained herein from being enforceable.

EXHIBIT 10.1
     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.
Governance Committee of the Board of Directors
of McDermott International, Inc..

/s/ Robert L. Howard	/s/ Francis S. Kalman

Robert L. Howard Chairman, Governance Committee	Francis S. Kalman Consultant

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